Non-Qualified	«ID»
XX/XX/200_	«SUBSID»
«LOCATION CODE»

STOCK OPTION GRANT

AUTOMATIC DATA PROCESSING, INC. (the “Company”), pursuant to the 2000 Stock Option Plan (the “Plan”), hereby irrevocably grants to «FirstName» «LastName», (the “Participant”), on XXXX XX, 200_ the right and option to purchase «Shares» shares of the Common Stock of the Company on the following terms and conditions:

1.	The option herein granted shall become exercisable in whole or in part as follows:

(a)	Exercisable as to	«Vesting1» shares on and after «Date1»;

(b)	Exercisable as to an additional «Vesting2» shares on and after «Date2»;

(c)	Exercisable as to an additional «Vesting3» shares on and after «Date3»;

(d)	Exercisable in its entirety on and after «Date4»; and

(e)	Exercisable in full (i) upon the death of the Participant, or (ii) in the event of total and permanent disability of the Participant.

(f)

Except as provided in clauses (g) through (i) of this Section 1, no option herein granted shall become exercisable following termination of the Participant’s employment from the Company or any of its subsidiaries (and no option herein granted shall become exercisable following the Company’s sale of the subsidiary, or the Company’s or a subsidiary’s sale of the division or business unit, that employs such Participant).

(g)

If the Participant retires from the Company at any time following the first anniversary of this Stock Option Grant and at such time satisfies the Normal Retirement Criteria, the option herein granted shall continue to become exercisable as set forth in clauses (b) through (d) of this Section 1. The Normal Retirement Criteria will be satisfied if the Participant shall (i) retire (and satisfy the Company’s criteria for retirement at such time) from the Company or any of its subsidiaries, divisions or business units, as the case may be, (ii) be at least 55 years of age at the time of such retirement, and (iii) have at least ten credited years of service with the Company or its subsidiaries at the time of such retirement.

(h)

If a Participant who at the time of retirement satisfies the Normal Retirement Criteria subsequently dies or becomes totally and permanently disabled before such Participant’s option herein granted becomes exercisable in its entirety as set forth in clause (d) of this Section 1, the option herein granted shall become exercisable as set forth in clause (e) of this Section 1.

(i)

If a Participant who at the time of retirement satisfies the criteria set forth in Section 2(b)(iv) subsequently dies or becomes totally and permanently disabled before the expiration of 12 months after the retirement of the Participant, such Participant’s option herein granted shall become exercisable as set forth in clause (e) of this Section 1.

2.	The unexercised portion of the option herein granted shall automatically and without notice terminate and become null and void at the time of the earliest of the following to occur:
(a)	the expiration of ten years from the date on which the option was granted;

(b)

the expiration of 60 days from the date of termination of the Participant’s employment from the Company (including in connection with the sale of the subsidiary, division or business unit that employs such Participant) or any of its subsidiaries; provided, however, that

(i)	if the Participant’s employment from the Company or any of its subsidiaries terminates because of total and permanent disability, the provisions of sub-paragraph (c) shall apply,

(ii)

if the Participant shall die during employment by the Company or any of its subsidiaries or during the 60-day period following the date of termination of such employment, the provisions of sub-paragraph (d) below shall apply,

(iii)	if the Participant shall retire and satisfy the Normal Retirement Criteria, the provisions of sub-paragraph (e) below shall apply, and

(iv)

if the Participant shall (I) retire (and satisfy the Company’s criteria for retirement at such time) from the Company or any of its subsidiaries, divisions or business units, as the case may be, (II) be at least 55 years of age at the time of such retirement, and (III) have at least five (but less than ten) credited years of service with the Company and its subsidiaries at the time of such retirement, the provisions of sub-paragraph (f) below shall apply;

(c)

if Section 2(b)(i) applies, (i) if the Participant satisfied the Normal Retirement Criteria at the time of Participant’s total and permanent disability, the expiration of 36 months after termination of Participant’s employment from the Company or any of its subsidiaries because of total and permanent disability, or (ii) if the Participant did not satisfy the Normal Retirement Criteria at the time of Participant’s total and permanent disability, the expiration of 12 months after termination of Participant’s employment from the Company or any of its subsidiaries because of total and permanent disability; provided, however, that if the Participant shall die during the 36-month period specified in clause (i) of this Section 2(c) or the 12-month period specified in clause (ii) of this Section 2(c), as applicable, then the unexercised portion shall become null and void upon the expiration of 12 months after death of the Participant;

(d)

if Section 2(b)(ii) applies, (i) if the Participant satisfied the Normal Retirement Criteria at the time of death, the expiration of 36 months after death of the Participant, or (ii) if the Participant did not satisfy the Normal Retirement Criteria at the time of death, 12 months after death of the Participant;

(e)

if Section 2(b)(iii) applies, the expiration of 37 months after the retirement of Participant; provided, however, that if such Participant shall die during the 37 month period following the date of such Participant’s retirement, then the unexercised portion shall become null and void on the later of (i) the expiration of 37 months after the retirement of Participant and (ii) 12 months after death of the Participant; and

(f)

if Section 2(b)(iv) applies, the expiration of 12 months after the retirement of Participant; provided, however, that if such Participant shall die during the 12 month period following the date of such Participant’s retirement, then the unexercised portion shall become null and void on the expiration of 12 months after death of the Participant.

3.

For the avoidance of doubt, and notwithstanding any provision (or interpretation) of Section 2 to the contrary, the unexercised portion of the option herein granted shall automatically and without notice terminate and become null and void upon the expiration of ten years from the date of this Stock Option Grant.

4.	The full price for each of the shares purchased pursuant to the option herein granted shall be $XX.XX.

5.

Full payment for shares purchased by the Participant shall be made at the time of the exercise of the option in whole or in part. No shares shall be issued until full payment therefore has been made, and the Participant shall have none of the rights of a shareholder with respect to any shares subject to this option until such shares shall have been issued.

6.

The option herein granted is non-assignable and non-transferable, other than by will or by the laws of descent and distribution, and during the Participant’s lifetime shall be exercisable only by the Participant.

7.

In the event of one or more stock splits, stock dividends, stock changes, reclassifications, recapitalizations or combinations of shares prior to complete exercise of the option herein granted which change the character or amount of the shares subject to the option, this option to the extent that it shall not have been exercised, shall entitle the Participant or the Participant’s executors or administrators to receive in substitution such number and kind of shares as he, she or they would have been entitled to receive if the Participant or the Participant’s executors or administrators had actually owned the shares subject to this option at the time of the occurrence of such change; provided, however that if the change is of such nature that the Participant or the Participant’s executors or administrators, upon exercise of the option, would receive property other than shares of stock, then the Board of Directors shall adjust the option so that he, she or they shall acquire only shares of stock upon exercise, making such adjustment in the number and kind of shares to be received as the Board shall, in its sole judgement, deem equitable.

8.

The effectiveness of the option granted hereunder is conditioned upon (i) the Participant having executed and delivered to the Company in connection with previous stock option grants a restrictive covenant, or (ii) the execution and delivery by the Participant of the restrictive covenant furnished herewith. If the Participant has not previously executed and delivered to the Company a restrictive covenant, the Participant must accept the terms of the furnished restrictive covenant within six months from the date of this Stock Option Grant, and if the Participant was furnished a paper copy of the restrictive covenant, the Participant must execute such paper copy and return one original to ADP at One ADP Boulevard, Roseland, New Jersey 07068, Attention Stock Option Group, within six months from the date of this Stock Option Grant. If the Company does not receive the accepted or signed (as appropriate) restrictive covenant within such six-month period, this Stock Option Grant shall be terminable by the Company.

9.

It is understood and agreed that the option herein granted has been granted pursuant to the Plan adopted by the Board of Directors and stockholders of the Company, and that this Stock Option Grant shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

By:	/s/ James B. Benson
James B. Benson Corporate Vice President/Secretary